UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ABUNDIA GLOBAL IMPACT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fees paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ABUNDIA GLOBAL IMPACT GROUP, INC.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 16, 2025

December 5, 2025

This proxy statement supplement (this “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Abundia Global Impact Group, Inc. (formerly known as Houston American Energy Corp.) (the “Company”), filed by the Company with the U.S. Securities and Exchange Commission on November 14, 2025 in connection with the Company’s Annual Meeting of Stockholders scheduled to be held on December 16, 2025 (the “Annual Meeting”). This Supplement contains additional information relating to the change in the Company’s name since the filing of the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NAME CHANGE

Effective December 5, 2025, the Company changed its name from “Houston American Energy Corp.” to “Abundia Global Impact Group, Inc.” (the “Name Change”), pursuant to an amendment to its certificate of incorporation, as amended, adopted by the Company’s Board of Directors and filed with the Secretary of State of the State of Delaware. Pursuant to the General Corporation Law of the State of Delaware, a stockholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s stockholders.

The Name Change was effectuated to better reflect the Company’s focus on sustainable fuels and energy transition technologies, following its acquisition of Abundia Global Impact Group LLC.

The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement regarding the Name Change, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. The Company does not intend to deliver updated proxy materials reflecting the Name Change. You should have received printed copies of the Proxy Statement, the Company’s most recent Annual Report on Form 10-K and a Notice of Annual Meeting by mail. If you have not already voted, you are urged to vote following the instructions contained in the Notice of Annual Meeting mailed to stockholders entitled to notice of and to vote at the Annual Meeting along with the Proxy Statement. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote.